As filed with the Securities and Exchange Commission on July 31, 1997.

                                       Registration No. 33-52533


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                     POST-EFFECTIVE AMENDMENT

                            NO. 1 TO

                             FORM S-8

                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933




                    VALERO ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)


                Delaware                               74-1244795
      (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

           530 McCullough Avenue
           San Antonio, Texas                            78215
(Address of Principal Executive Offices)               (Zip Code)


                    VALERO ENERGY CORPORATION
                          THRIFT PLAN
                    (Full title of the plan)


                     RAND C. SCHMIDT, ESQ.
                      Corporate Secretary
                     530 McCullough Avenue
                   San Antonio, Texas  78215
                         (210) 246-2030
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

Deregistration of Common Stock and Preference Share Purchase Rights

     Valero Energy Corporation (the "Company") has previously filed with the Securities and Exchange Commission registration statements on Form S-8 (Registration Statement No. 2-66297, Registration Statement No. 2-97043, Registration Statement 2-82001, Registration Statement No. 33-23103 and Registration Statement No. 33-52533) registering shares of the Company's Common Stock, $1.00 par value ("Shares"), and Preference Share Purchase Rights ("Rights"), to be issued to participants under the Company's Thrift Plan. All Shares and Rights registered under Registration Statement No. 2-66297, Registration Statement No. 2-97043, Registration Statement No. 2-82001 and Registration Statement No. 33-23103 have been issued and such offerings terminated. Pursuant to its undertaking in Registration Statement No. 33-52533 and pursuant to Rule 478 of the Securities Act of 1933, as amended, the Company hereby notifies the Securities and Exchange Commission that the Company has terminated the offering under Registration Statement No. 33-52533 and hereby terminates the registration of any and all Shares and Rights which remain unissued thereunder.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, and State of Texas, on July 30, 1997.

                                             VALERO ENERGY CORPORATION
                                             (Registrant)

                                             By /s/ William E. Greehey
                                                William E. Greehey,
                                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                  Title                           Date


                           Director (Chairman of the
                           Board) and Chief Executive
                           Officer (Principal Executive
/s/ William E. Greehey     Officer                         July 30, 1997
William E. Greehey

                           Director, President and
                           Chief Financial Officer
                           (Principal Financial
                           Officer and Principal
/s/ Edward C. Benninger    Accounting Officer)             July 30, 1997
Edward C. Benninger*


/s/ Ronald K. Calgaard     Director                        July 30, 1997
Ronald K. Calgaard*


/s/ Robert G. Dettmer      Director                        July 30, 1997
Robert G. Dettmer*


/s/ Ruben M. Escobedo      Director                        July 30, 1997
Ruben M. Escobedo*

/s/ James L. Johnson       Director                        July 30, 1997
James L. Johnson*

/s/ Lowell H. Lebermann    Director                        July 30, 1997
Lowell H. Lebermann*


/s/ Susan Kaufman Purcell  Director                        July 30, 1997
Susan Kaufman Purcell*


* By:  /s/ William E. Greehey
        William E. Greehey
        (as Attorney-in-Fact)